Sundance Strategies Redeems Shares as part of $124 Million Face Value Portfolio Purchase

Sundance redeems First Put Option Held by Hyperion Capital for 93,750 Shares at $8 per Share.

PROVO, Utah, June 24, 2015 /PRNewswire/ --  Sundance Strategies, Inc. (OTC QB: SUND), an innovative company engaged in structuring related insurance contracts, policies and obligations into secure, reinsured Net Insurance Benefits known as (NIBs), today announced that it has redeemed 93,750 shares of its common stock held by Hyperion Capital that were issued June 9, 2015. This represents the successful execution of the First Put Option of Hyperion Capital in a transaction that brings a portfolio of NIBs with an associated face value of $124 million to Sundance.

During March 2015, Sundance agreed to pay cash, issue common stock and forgive a note receivable in exchange for relief of a $1,493,254 note payable and the receipt of the NIBs. The net consideration given for the relief of note payable and receipt of NIBs totaled $1,493,254 and $7,846,746, respectively, for a total of $9,340,000 (of which $150,000 was in cash, $150,000 was in forgiveness of a note receivable and $9,040,000 was represented by 1,130,000 shares of common stock issued to Hyperion Capital). Of the original 1,130,000 common shares issued, an additional 93,750  shares still hold a redemption feature that requires the Company to buy back the shares for $8 per share ($1,500,000 in total, taking into account the First Put Option that has been paid) at the option of the holder no later than October 31, 2015.

Kraig Higginson, Chairman of Sundance Strategies, said, "We are pleased to have addressed the redemption of the shares, the first put option that Hyperion held. Given that this transaction is somewhat complicated, the successful completion of this portion of the arrangement is a significant milestone. The second put option that is set for the end of October will complete our obligations under the asset purchase agreement."

He stated, "We have set a goal of acquiring an additional $500,000,000 face value of insurance assets, then securing them with reinsurance and putting in place the necessary financing for the forward premium payments, by the end of this calendar year. The successful redemption of these shares from Hyperion brings us that much closer to that target."

Sundance, through its proprietary process, has been able to purchase, service and plans to hold to ultimate maturity, NIBs that have financing for 100% of ongoing premium payments and risk mitigating reinsurance, which reduces the overall risk profile typically associated with maintaining insurance based portfolios.

Additional information regarding this acquisition can be accessed in the Company's 10-K Annual Report for the fiscal year ended March 31, 2015, which was filed with the Securities and Exchange Commission on June 15, 2015.

Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:

Porter LeVay and Rose

Michael Porter, 212-564-4700

mike@plrinvest.com

or

Sundance Strategies

Matt Pearson, 801-717-3937

Chief Operations Officer

matt@sundancestrategies.com

Randy Pearson, 801-717-3935

President

randy@sundancestrategies.com